Exhibit 4.8(c)

AMENDMENT NO. 3 TO AMENDED AND

RESTATED CREDIT AGREEMENT

AMENDMENT dated as of February 27, 2004 to the Amended and Restated Credit Agreement dated as of June 27, 2002 (as heretofore amended, the “Credit Agreement”) among LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Borrower”); the LENDERS from time to time party thereto; BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Syndication Agents; SOCIETE GENERALE and UBS WARBURG LLC, as Co-Documentation Agents; and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Covenant Amendments. (a) Section 5.11 of the Credit Agreement is amended to read in its entirety as follows:

“Section 5.11. Adjusted Debt to Adjusted EBITDA. At any date during each period set forth below, the ratio of (i) Adjusted Debt at such date to (ii) Adjusted EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date will not exceed the ratio set forth below opposite such period:

Period	Ratio
December 31, 2002 - March 30, 2003	9.25
March 31, 2003 - September 29, 2003	9.90
September 30, 2003 - March 30, 2004	10.25
March 31, 2004 - June 29, 2004	10.50
June 30, 2004 – December 30, 2004	11.00
December 31, 2004 - March 30, 2005	9.85
On and after March 31, 2005	8.00”

(b) Section 5.12 of the Credit Agreement is amended to read in its entirety as follows:

“Section 5.12. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter ending during each period set forth below, the Fixed Charge Coverage Ratio will not be less than the ratio set forth below opposite such period:

Period	Ratio
October 1, 2002 - December 31, 2002	1.10
January 1, 2003 - December 31, 2003	1.00
January 1, 2004 - March 31, 2004	0.95
April 1, 2004 – September 30, 2004	0.90
October 1, 2004 - December 31, 2004	1.00
January 1, 2005 – March 31, 2005	1.15
At any time thereafter	1.50”

(c) Section 5.13(c) of the Credit Agreement is amended by replacing the numeral “$1,000,000,000” in clause (i) thereof with the numeral “$750,000,000”.

SECTION 3. Miscellaneous Amendments. Section 9.06(c) of the Credit Agreement is amended to read in its entirety as follows:

“(c) Any Lender may at any time assign to one or more banks, other institutions or other entities that regularly make, purchase or invest in bank loans (each an “Assignee”) all, or a proportionate part of all, of its Commitment of any Class or its Loans and Letter of Credit Liabilities of any Class and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld or unreasonably delayed) and the Administrative Agent (and, in the case of a Revolving Commitment, the Issuing Banks and the Swing Loan Lender); provided that (i) after giving effect to any proposed assignment, (A) the Credit Exposure of the transferor Lender (or in the case of a transferor Lender that is a fund, the aggregate Credit Exposure of such Lender and its Related Funds) shall be equal to (x) $0 or at least $5,000,000 if the transferor is a Revolving Lender and (y) $0 or at least $1,000,000 if the transferor is a Term Lender and (B) the amount of the Credit Exposure of the transferor Lender subject to such assignment shall be at least equal to (x) $5,000,000 if the Assignee is a Revolving Lender or (y) $1,000,000, if the Assignee is a Term Lender, unless in either case the proposed Assignee is an affiliate of the transferor Lender, a Related Fund of any Lender or was a Lender immediately before such assignment, and (ii) if an Event of Default shall have occurred and be continuing, no such consent of the Borrower shall be required. When such instrument has been signed and delivered by the parties thereto and recorded as provided in Section 2.14, and such Assignee has paid to such transferor Lender the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment and/or Loans as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than an assignment to which any Agent or any affiliate of any Agent is a party), the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Related Fund. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 8.04(d).”

SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the first date when the following conditions are met (the “Amendment Effective Date”):

(a) the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrower (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party); and

(b) the Administrative Agent and the Arrangers shall have received payment of all amendment fees, other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses for which invoices shall have been submitted to the Borrower) and other compensation payable to any of the foregoing on or prior to the Amendment Effective Date in connection with the Loan Documents.

Promptly after the Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower, the other Agents and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LYONDELL CHEMICAL COMPANY

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

JPMORGAN CHASE BANK

By:	/s/ Stacey Haimes
Name:	Stacey Haimes
Title:	Vice President

Citibank, N.A.

By:	/s/ Carolyn A. Sheridan
Name:	Carolyn A. Sheridan
Title:	Managing Director & Vice President

Societe Generale

By:	/s/ Graeme Bullen
Name:	Graeme Bullen
Title:	Vice President

Bank of America, N.A.

By:	/s/ Richard L. Stein
Name:	Richard L. Stein
Title:	Principal

The Bank of Nova Scotia

By:	/s/ V. H. Gibson
Name:	V. H. Gibson
Title:	Assistant Agent

Crédit Industriel et Commercial

By:	/s/ Sean Mounier
Name:	Sean Mounier
Title:	First Vice President

By:	/s/ Brian O’Leary
Name:	Brian O’Leary
Title:	Vice President

Centurion CDO II, Ltd.

By:	American Express Asset Management Group Inc., as Collateral Manager

By:	/s/ Leanne Stavrakis
Name:	Leanne Stavrakis
Title:	Director - Operations

Centurion CDO VI, Ltd.

By:	American Express Asset Management Group Inc., as Collateral Manager

By:	/s/ Leanne Stavrakis
Name:	Leanne Stavrakis
Title:	Director - Operations

Centurion CDO V, Ltd.

By:	American Express Asset Management Group Inc., as Collateral Manager

By:	/s/ Leanne Stavrakis
Name:	Leanne Stavrakis
Title:	Director – Operations

KZH CYPRESSTREE-1 LLC

By:	/s/ Dorian Herrera
Name:	Dorian Herrera
Title:	Authorized Agent

KZH ING-2 LLC

By:	/s/ Dorian Herrera
Name:	Dorian Herrera
Title:	Authorized Agent

KZH STERLING LLC

By:	/s/ Dorian Herrera
Name:	Dorian Herrera
Title:	Authorized Agent

VAN KAMPEN CLO I, LIMITED

By:	/s/ Brad Langs
Name:	Brad Langs
Title:	Executive Director

VAN KAMPEN CLO II, LIMITED

By:	/s/ Brad Langs
Name:	Brad Langs
Title:	Executive Director

VAN KAMPEN SENIOR INCOME TRUST

By:	Van Kampen Investment Advisory Corp.

By:	/s/ Brad Langs
Name:	Brad Langs
Title:	Executive Director

VAN KAMPEN SENIOR LOAN FUND

By:	Van Kampen Investment Advisory Corp.

By:	/s/ Brad Langs
Name:	Brad Langs
Title:	Executive Director

The Bank of New York

By:	/s/ Raymond J. Palmer
Name:	Raymond J. Palmer
Title:	Vice President

Bank One, N.A. (Main Office Chicago)

By:	/s/ Pete S. Torres
Name:	Pete S. Torres
Title:	Director

ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.

By:	ING Investments, LLC as its investment manager

By:	/s/ Charles LeMieux, OFA
Name:	Charles LeMieux, OFA
Title:	Vice President

ML CLO XV PILGRIM AMERICA (CAYMAN) LTD.

By:	ING Investments, LLC as its investment manager

By:	/s/ Charles LeMieux, OFA
Name:	Charles LeMieux, OFA
Title:	Vice President

ML CLO XX PILGRIM AMERICA (CAYMAN) LTD.

By:	ING Investments, LLC as its investment manager

By:	/s/ Charles LeMieux, OFA
Name:	Charles LeMieux, OFA
Title:	Vice President

ING PRIME RATE TRUST

By:	Aeltus Investment Management, Inc., as its investment manager

By:	/s/ Charles E. LeMieux, OFA
Name:	Charles E. LeMieux, OFA
Title :	Vice President

ING SENIOR INCOME FUND

By:	Aeltus Investment Management, Inc., as its investment manager

By:	/s/ Charles E. LeMieux, OFA
Name:	Charles E. LeMieux, OFA
Title :	Vice President

UBS AG, Stamford Branch

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Associate Director Banking Products Services US

By:	/s/ Barbara Ezell-McMichael
Name:	Barbara Ezell-McMichael
Title:	Associate Director Banking Products Services US

SunAmerica Senior Floating Rate Fund, Inc.

By:	Stanfield Capital Partners LLC
as subadvisor

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

Windsor Loan Funding, Limited

By:	Stanfield Capital Partners LLC
as its Investment Manager

By:	/s/ Christopher E. Jansen
Name:	Christopher E. Jansen
Title:	Managing Partner

Clydesdale CLO 2001-1, Ltd.

By:	NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC., AS COLLATERAL MANAGER

By:	/s/ Elizabeth MacLean
Name:	Elizabeth MacLean
Title:	Director